As filed with the Securities and Exchange Commission on October 22, 1998

                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                   FORM 8-K/A

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


         Date of Report (Date of Earliest Event Reported) June 16, 1998


                                  CAPITAL TRUST
             (Exact name of registrant as specified in its charter)


California                      1-8063                       94-6181186
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(State or other              (Commission                 (I.R.S. Employer
jurisdiction of              File Number)                Identification No.)
incorporation)


605 Third Avenue, 26th Floor
New York, New York                                                 10016
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(Address of principal executive offices)                         (Zip Code)


                                 (212) 655-0220
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              (Registrant's telephone number, including area code)



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          (Former name or former address, if changed since last report)

761876.4

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ITEM 2.   Acquisition or Disposition of Assets

     Item 2 is hereby amended and restated as follows:

     On June 16, 1998, the Registrant originated and funded a $50 million, eleven-year loan (the "Loan") to the affiliated entities that own the commercial office buildings located at 805 Third Avenue and 3 East 54th Street in New York, New York (collectively, the "Properties"). The Properties, which contain approximately 875,000 square feet, are approximately 92% occupied. The Loan is secured by a pledge of the ownership interests in the entities that own the Properties and by a second mortgage.

     The Registrant has agreed, upon the achievement of certain events, including the securitization of the first mortgage encumbering the Properties, to replace the Loan and with a like amount of secured mezzanine debt and a preferred equity investment in the entity that owns each of the Properties (after such modification, the "Modified Loan"). In any such modification, the amount of the Registrant's investment in the Modified Loan will equal the amount of the original Loan. The terms and conditions of the Modified Loan will mirror the terms and conditions of the original Loan, except that the Registrant will have the opportunity to earn a prescribed sightly increased interest rate.

     The Loan, which matures on July 11, 2009, bears interest at a positive fixed rate of interest for the first ten years and bears interest at a specified positive rate over LIBOR for its last year. Prepayment is not permitted during the first five years of the Loan; however, prepayment is permitted during the period of the sixty-first (61st) month through the one hundred- fourteenth (114th) month of the Loan with reimbursement for Swap (defined below) unwind costs, and without premium or penalty for the remainder of the term.

     The Loan was funded with existing cash and funds borrowed under one of the Registrant's credit facilities. Simultaneous with the origination of the Loan, the Registrant entered into an interest rate swap agreement (the "Swap") with a commercial bank pursuant to which it will receive interest at LIBOR on the notional amount of the Swap in exchange for fixed interest payments for the first ten years of the term of the Loan.


761876.5

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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                        CAPITAL TRUST
                                        (Registrant)


Date: October 22, 1998                  By: /s/ Edward L. Shugrue III
                                        -------------------------------
                                        Name:  Edward L. Shugrue III
                                        Title: Chief Financial Officer



761876.5